UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 6, 2006

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2006, Benchmark Electronics, Inc. (the Company) issued a press release announcing the appointment of Michael R. Dawson to the Board of Directors of the Company effective September 6, 2006 to serve as an independent director. Mr. Dawson is Senior Vice President and Chief Financial Officer of GlobalSantaFe Corporation, an offshore oil and gas drilling contractor. Previously, he served as Vice President and Controller and as Vice President and Treasurer for GlobalSantaFe. Prior to November 2001, Mr. Dawson served as Vice President, Investor Relations and Corporate Communications for Global Marine, Inc. A Certified Public Accountant, Mr. Dawson joined Global Marine in 1999 after 16 years with Union Texas Petroleum Holdings, where he served as Director of Acquisitions and Portfolio Management, Director of Investor Relations and in numerous financial management positions in the Controller’s organization. Mr. Dawson began his career at Shell Oil Company in 1975. Mr. Dawson holds a B.B.A. degree from the University of Iowa.

The press release announcing the appointment of Mr. Dawson is attached hereto as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits
Exhibit 99.1 Press release dated September 8, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: September 8, 2006	By:	/s/ Cary T. Fu
Cary T. Fu
Chief Executive Officer